UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2020

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The NASDAQ Capital Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Beginning on June 23, 2020, Jaguar Health, Inc. (the “Company”) entered into certain agreements relating to the payment of severance and other benefits to the executive officers of the Company, the terms of which were approved by the Company’s board of directors on June 23, 2020 upon recommendation by the Company’s compensation committee (the “Severance Agreements”). The Company entered into Severance Agreements with each of the following executive officers of the Company: (i) Lisa A. Conte, Chief Executive Officer and President of the Company; (ii) Steven R. King, Chief of Sustainable Supply, Ethnobotanical Research and Intellectual Property and Secretary (iii) Carol R. Lizak, Senior Vice President of Finance and Chief Accounting Officer; and (iv) Jonathan S. Wolin, Chief of Staff, General Counsel and Chief Compliance Officer.

The Severance Agreements provide for compensation and benefits if the executive officer is subject to (a) a termination of employment by the Company without Cause (as defined in the Severance Agreements) (other than death or disability) or (b) a Good Reason Termination (as defined in the Severance Agreements), within three months following a Change in Control (as defined in the Severance Agreements).  The compensation and benefits payable to the executive officer pursuant to the Severance Agreements are as follows:

•                  Severance payment in an amount equal to twelve months of the executive officer’s base salary, which amount will be payable, in the Company’s discretion, as a lump sum or in equal installments over twelve months (the “Severance Period”), consistent with the Company’s normal payroll practices.

•                  Payment of premiums for any Consolidated Omnibus Budget Reconciliation Act continuation coverage under the Company’s group health plan for twelve months following the termination of employment.

•                  All unvested stock options and restricted stock units will accelerate and become fully vested as of the date of termination of employment and the executive officer will be entitled to exercise any of his or her vested stock options until the one-year anniversary of the termination of employment.

Each of the executive officer’s rights to receive benefits under the Severance Agreements is contingent upon the executive officer’s execution of a release agreement.

The foregoing description of the form of Severance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Form of Severance Agreement for Section 16 Officers, a copy of will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: June 26, 2020	By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer & President

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